SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                For registration of certain classes of securities
                    pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                                  NEOSTEM, INC.
           (Exact name of the Registrant as specified in its charter)

                DELAWARE                                22-2343568
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                              420 LEXINGTON AVENUE
                                    SUITE 450
                            NEW YORK, NEW YORK 10170
               (Address of Principal Executive Offices) (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

        Securities Act registration statement file number to which this Form relates (if applicable): FILE NO. 333-142923

 Securities to be registered pursuant to Section 12(b) of the Exchange Act:

           TITLE OF EACH CLASS             NAME OF EACH EXCHANGE ON WHICH
           TO BE SO REGISTERED             EACH CLASS IS TO BE REGISTERED
           -------------------             ------------------------------

Units, each consisting of one share of         American Stock Exchange
Common Stock and one-half Class A Common
Stock Purchase Warrant

Common Stock, par value $.001 per              American Stock Exchange
share

Class A Common Stock Purchase Warrants         American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act: NONE

ITEM 1. DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED

The securities to be registered hereby are the units, common stock and Class A warrants of NeoStem, Inc. (the "Company"). The description of the units, the common stock and the Class A warrants, is incorporated by reference from the description contained in the section entitled "Description of Securities" in the Prospectus filed on July 16, 2007 pursuant to Rule 424(b) with respect to the Company's Registration Statement on Form SB-2 (Registration No. 333-142923) filed with the Securities and Exchange Commission (the "Registration Statement"). Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

ITEM 2. EXHIBITS

        The following exhibits are filed herewith or are incorporated by reference as indicated below.

EXHIBIT
NUMBER          DESCRIPTION
------          -----------

   3.1          Amended and Restated Certificate of Incorporation.(1)

   3.2(a) Certificate of Amendment of Amended and Restated Certificate of Incorporation.(2)

   3.2(b)       Amended and Restated By-laws.(3)

   4.2 Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company, with specimen warrant certificate attached thereto.(4)

----------
1 Incorporated by reference to Exhibit 3.1 filed with the Company's Registration Statement on Form S-1, File No. 333-137045, filed on September 1, 2006.

2 Filed herewith.

3 Incorporated by reference to Exhibit 3.1 filed with the quarterly report of the Company on Form 10-Q for the quarter ended June 30, 2005, filed on August 15, 2005.

4 Incorporated by reference to Exhibit 4(b) filed with the Company's Registration Statement on Form SB-2/A, SEC File No. 333-142923, filed on June 27, 2007.

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      NeoStem, Inc.

Date: August 8, 2007                  By:  /s/ Robin L. Smith
                                          ---------------------
                                          Robin L. Smith
                                          President